Exhibit 10.1

IMPERIAL HOLDINGS, INC.,

as Issuer,

THE GUARANTORS NAMED HEREIN

and

INDABA CAPITAL FUND, L.P.,

as Purchaser

12.875% Senior Secured Notes

NOTE PURCHASE AGREEMENT

Dated as of November 10, 2014

NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of November 10, 2014, by and among IMPERIAL HOLDINGS, INC., a Florida corporation (the “Issuer”), the direct subsidiaries of the Issuer named on the signature pages hereto (the “Guarantors” and, together with the Issuer, the “Obligors”), and INDABA CAPITAL FUND, L.P., a Cayman Islands exempted limited partnership (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Issuer proposes to sell to the Purchaser senior secured notes (the “Notes”) with an aggregate Initial Note Balance (as defined in the Indenture described below) of up to $100,000,000;

WHEREAS, the Notes will be issued pursuant to the Indenture, dated November 10, 2014, among the Issuer, the Guarantors, and Wilmington Trust, National Association, as indenture trustee (capitalized terms used in this Agreement and not defined have the meanings specified in the Indenture; rules of construction set forth in Section 1.03 of the Indenture apply equally to this Agreement); and

WHEREAS, the Notes are being offered and sold to the Purchaser without being registered under the Securities Act, in reliance on an exemption therefrom;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto agree as follows:

SECTION I. PURCHASE AND SALE; ISSUE DATE

Section 1.1 Purchase and Sale.

(a) On and subject to the terms and conditions of this Agreement and the Indenture, on the Initial Issue Date, the Issuer agrees to issue, sell and deliver to the Purchaser the Note with an Initial Note Balance set forth opposite the Purchaser’s name on Schedule 1, and on the basis of the representations and warranties of the Obligors set forth in this Agreement and the other Transaction Documents, and subject to the terms and conditions set forth herein and therein, the Purchaser hereby agrees to purchase such Note on the Initial Issue Date from the Issuer in accordance with the terms set forth herein. On and subject to the terms and conditions of this Agreement and the Indenture, on each Additional Issue Date, the Issuer agrees to issue, sell and deliver to the Purchaser an Additional Note with a Note Balance equal to $25,000,000, and on the basis of the representations and warranties of the Obligors set forth in this Agreement and the other Transaction Documents, and subject to the terms and conditions set forth herein and therein, the Purchaser hereby agrees to purchase such Note on such date from the Issuer in accordance with the terms set forth herein.

(b) The purchase price for each Note, whether issued on the Initial Issue Date or on an Additional Issue Date, is 96% of its Initial Note Balance (the “Purchase Price”).

Section 1.2 Issue Date.

(a) Prior to 1:00 p.m. on the Initial Issue Date or Additional Issue Date, as applicable, the Purchaser shall transfer in immediately available funds the Purchase Price (at the Purchaser’s discretion, less any fees set forth in Sections 2.1(e), 2.1(f), 2.2(b) or 2.2(c)) for its Note to the Deposit Account of the Issuer identified on Schedule 2 hereto.

SECTION II. CONDITIONS PRECEDENT

Section 2.1 Conditions to Purchase. The following shall be conditions precedent to the purchase of the Note on the Initial Issue Date:

(a) The Notes shall have been duly authorized, executed, authenticated, delivered and issued and, upon payment of the Purchase Price, shall be entitled to the benefits of the Indenture. This Agreement and each of the other Transaction Documents shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect, and all conditions precedent contained in the Transaction Documents shall have been satisfied.

(b) The Purchaser shall have received a written legal opinion under United States and New York State law, in form and substance satisfactory to the Purchaser, from each of (i) Foley & Lardner LLP, covering corporate authorization, enforceability, non-contravention of material agreements, Lien perfection, non-contravention of law, no required approvals, no registration, Investment Company Act and such other matters as the Purchaser may reasonably request and (ii) general counsel of the Obligors, covering absence of material litigation.

(c) The Purchaser and the Indenture Trustee shall have each received signature and incumbency certificates executed by the authorized officers of each of the Guarantors and the Issuer, to enable each of them to enter into the Transaction Documents to which such entity is a party.

(d) The Purchaser and the Indenture Trustee shall have received a closing certificate from each Obligor, including (i) the certificate of incorporation or articles of organization of such Obligor, as applicable, certified by the relevant authority of the jurisdiction of organization of such Obligor, (ii) certified bylaws or other operating agreement, as applicable, of such Obligor, (iii) a good standing certificate for such Obligor from its jurisdiction of organization and (iv) resolutions of the board of directors (or similar governing body) and where required its general meeting of shareholders (or similar body) authorizing and approving such Obligor’s execution, delivery and performance of the Transaction Documents to which it is a party and the transactions contemplated thereby.

(e) The costs and expenses incurred by the Purchaser and the Indenture Trustee on or prior to the Initial Issue Date (and in the case of the Purchaser, as described in the Fee Letter) shall have been paid in full. Such costs and expenses shall be set forth on a “closing schedule of fees and expenses” approved by the Purchaser and the Issuer.

(f) All other amounts due and owing under the Fee Letter, including the Facility Fee described therein, shall have been paid to the Purchaser.

(g) The representations and warranties of the Obligors set forth or referred to in Section 3.1 hereof and in the other Transaction Documents shall be true and correct on the Initial Issue Date.

(h) No Default or Event of Default has occurred and is continuing.

(i) All corporate and other proceedings in connection with the transactions contemplated hereby and the other Transaction Documents, and all documents, opinions and certificates incident thereto shall be satisfactory in form and in substance to the Purchaser.

(j) All governmental and third party approvals necessary in connection with the continuing operations of the Group Companies and the transactions contemplated hereby shall have been obtained and be in full force and effect.

(k) The Purchaser and the Indenture Trustee shall have received the results of a recent Lien search with respect to each Obligor, and such search shall reveal no Liens on any of the assets of the Obligors except for Permitted Liens, to the extent such Permitted Liens may be present on such assets under the Indenture.

(l) The Indenture Trustee shall have received the certificates representing the Pledged Collateral as defined in and pledged pursuant to the Pledge Agreement and the Indenture, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof. UCC financing statements contemplated by the Security Documents shall have been recorded in the appropriate filing office.

(m) The Issuer shall have obtained, and provided to the Purchaser, a CUSIP number for the Notes.

(n) The Issuer shall have provided the Securities Intermediary with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Securities Intermediary may request.

(o) Unless a waiver shall have been obtained in accordance with Section 2.3, the Issuer’s acceptance of the proceeds of the Note issued on the Initial Issue Date shall be deemed its acknowledgement that the conditions to closing set forth herein have been complied with or otherwise waived as of such date.

Section 2.2 Conditions to Additional Issuances. The following shall be conditions precedent to any purchase of Additional Notes by the Purchaser:

(a) Any Additional Notes shall have been duly authorized, executed, authenticated, delivered and issued and, upon payment of the Purchase Price, shall be entitled to the benefits of the Indenture. This Agreement and each of the other Transaction Documents shall be in full force and effect, and all conditions precedent contained in the Transaction Documents shall have been satisfied.

(b) The costs and expenses incurred by the Purchaser and the Indenture Trustee on or prior to the Additional Issue Date (and in the case of the Purchaser, as described in the Fee Letter) shall have been paid in full. Such costs and expenses shall be set forth on a “closing schedule of fees and expenses” approved by the Purchaser and the Issuer.

(c) All other amounts due and owing under the Fee Letter, including the Drawdown Fee described therein, shall have been paid to the Purchaser.

(d) The representations and warranties of the Obligors set forth or referred to in Section 3.1 hereof and in the other Transaction Documents shall be true and correct on the Additional Issue Date.

(e) No Default or Event of Default has occurred and is continuing.

(f) Unless a waiver shall have been obtained in accordance with Section 2.3, the Issuer’s acceptance of the proceeds of any Additional Note issued on any Additional Issue Date shall be deemed its acknowledgement that the conditions to closing set forth herein have been complied with or otherwise waived as of such date.

(g) The purchase of any Additional Note shall be consummated on or before the twelve-month anniversary of the Initial Issue Date.

(h) The Issuer and/or its Subsidiaries shall have consummated the Additional Investments.

(i) Prior to delivery of a second Additional Issuance Notice, (i) the Issuer shall have attained a volume weighted average trading price of its Capital Stock equal to at least $9.00 per share over the 20 consecutive trading days immediately prior to the date such Additional Issuance Notice was delivered, and (ii) the Net Worth of the Issuer and the Guarantors on a consolidated basis shall be at least $11.25 per share of the Issuer’s Capital Stock over the 20 consecutive trading days immediately prior to the date such Additional Issuance Notice was delivered.

(j) Prior to delivery of a third Additional Issuance Notice, (i) the Issuer shall have attained a volume weighted average trading price of its Capital Stock equal to at least $10.00 per share over the 20 consecutive trading days immediately prior to the date such Additional Issuance Notice was delivered, (ii) the Net Worth of the Issuer and the Guarantors on a consolidated basis shall be at least $12.00 per share of the Issuer’s Capital Stock over the 20 consecutive trading days immediately prior to the date such Additional Issuance Notice was delivered, and (iii) the Issuer shall have received $35,000,000 in connection with the issuance of new Equity Interests after the date the Purchaser purchased Additional Notes pursuant to the second Additional Issuance Notice delivered by the Issuer.

Section 2.3 Purchaser’s Waiver of Compliance. The Purchaser may in its sole discretion waive compliance with any conditions to the obligations of the Purchaser set forth in Sections 2.1 and 2.2 hereof.

SECTION III. REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Obligors. Each Obligor hereby represents and warrants to the Indenture Trustee and the Purchaser that as of the Initial Issue Date or Additional Issue Date, as applicable:

(a) Organization and Good Standing. Such Obligor has been duly formed and is validly existing and in good standing under the laws of its state of organization or incorporation, as applicable, with power and authority to own its properties and to conduct its business as presently conducted and has the power and authority to own and convey all of its properties and to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform the transactions contemplated hereby and thereby.

(b) Binding Obligation. This Agreement and the other Transaction Documents to which it is a party have each been duly executed and delivered on behalf of such Obligor and this Agreement and each other Transaction Document to which it is a party constitutes a legal, valid and binding obligation of such Obligor enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights and by general principles of equity.

(c) No Consent Required. No consent of, or other action by, and no notice to or filing with, any Governmental Authority or any other party, is required for the due execution, delivery and performance by such Obligor of this Agreement or any of the other Transaction Documents or for the perfection of or the exercise by the Indenture Trustee or the Purchaser of any of their rights or remedies thereunder which have not been duly obtained.

(d) No Violation. The consummation of the transaction contemplated by this Agreement and the Indenture and the fulfillment of the terms hereof do not conflict with, result in any material breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the organizational documents of such Obligor, or any indenture, agreement or other instrument to which such Obligor is a party or by which it is bound; nor violate any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Security Documents).

(e) No Proceedings. There is no pending or, to such Obligor’s knowledge, threatened action, suit or proceeding, nor any injunction, writ, restraining order or other order of any nature (each, a “Proceeding”) against or affecting such Obligor, its officers or directors, or the property of such Obligor, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (i) asserting the invalidity of this Agreement or any of the Transaction Documents, (ii) seeking to prevent the pledge of any of the Collateral or the consummation of any of the transactions contemplated thereby, (iii) seeking any determination or ruling that might materially and adversely affect (A) the performance by any Obligor of this Agreement or any of the Transaction Documents or the interests of the Purchaser in the Portfolio Policies or any other part of the Collateral or (B) the validity or enforceability of this Agreement or any of the Transaction Documents or (iv) asserting a claim for payment of money adverse to such Obligor or the conduct of its business or which is inconsistent with the due consummation of the transactions contemplated by this Agreement or any of the Transaction Documents, in each case, other than any Proceeding that is disclosed in the litigation disclosed in the Issuer’s filings posted on the SEC Edgar website, in the draft 10-Q for the quarter ended September 30, 2014 that has been furnished to counsel for the Purchaser (the “Draft 10-Q”), or that would not reasonably be expected to have a Material Adverse Effect.

(f) Obligor Not Insolvent. Such Obligor is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and each of the other Transaction Documents.

(g) Name. The legal name of such Obligor is as set forth in the signature page of this Agreement and the Issuer does not have any tradenames, fictitious names, assumed names or “doing business as” names.

(h) Financial Statements. The audited consolidated balance sheets of the Issuer as at December 31, 2013 and December 31 2012, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Grant Thornton LLP, present fairly the consolidated financial condition of the Issuer as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Issuer as at September 30, 2014, and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date in the Draft 10-Q, present fairly the consolidated financial condition of the Issuer as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to normal year end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).

(i) No Change. Except as disclosed in the Issuer’s filings posted on the SEC Edgar website or in the Draft 10-Q, since December 31, 2013, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

(j) Ownership of Properties; Liens. Each Obligor has good title to, or a valid leasehold interest in, (i) all Collateral owned by it and (ii) all of its property that is essential to its business as conducted on the Initial Issue Date or any Additional Issue Date, as applicable, and none of such Collateral or other property is subject to any Lien except as permitted by Section 4.09 of the Indenture.

(k) Taxes. Each Obligor has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes that have become due and payable on said returns or on any tax assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Obligor); no tax Lien has been filed, and, to the knowledge of the applicable Obligor, no claim is being asserted, with respect to any such tax, fee or other charge, except as disclosed in the Issuer’s filings posted on the SEC Edgar website or in the Draft 10-Q.

(l) Federal Regulations. No part of the proceeds of the sale of any Notes, will be used for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the regulations of the Board of Governors of the Federal Reserve System of the United States (or any successor) (the “Board”). If requested by the Purchaser or the Indenture Trustee, the Issuer will furnish to the Indenture Trustee and each Holder a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U 1, as applicable, referred to in Regulation U.

(m) Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Obligor pending or, to the knowledge of such Obligor, threatened; (b) hours worked by and payment made to employees of each Obligor have not been in violation of the Fair Labor Standards Act or any other applicable Requirements of Law dealing with such matters; and (c) all payments due from any Obligor on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Obligor.

(n) Employee Benefit Plans. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) with respect to each Plan, each Obligor and each of their respective ERISA Affiliates is in compliance with all applicable law, including, without limitation, the applicable provisions of ERISA and the provisions of the Code relating to Plans and the regulations and published interpretations thereunder; (ii) no ERISA Event has occurred or is reasonably expected to occur; and (iii) all amounts required by applicable law with respect to, or by the terms of, any retiree welfare benefit arrangement maintained by any Obligor or any ERISA Affiliate or to which any Obligor or any ERISA Affiliate has an obligation to contribute have been accrued in accordance with Statement of Financial Accounting Standards No. 106. The present value of all accumulated benefit obligations under each Pension Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of such Pension Plan allocable to such accrued benefits, and the present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of all such underfunded Pension Plans.

(o) Investment Company Act; Other Regulations. No Obligor is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Obligor is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

(p) Accuracy of Information. No statement or information contained in this Agreement, any other Transaction Document or any other document, certificate or statement furnished by or on behalf of any Obligor to the Indenture Trustee or the Purchaser, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Transaction Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading.

(q) Security Documents. Each of the Indenture and each Security Document is effective to create in favor of the Indenture Trustee, for the benefit of the Purchaser, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Collateral described in the Pledge Agreement and the Indenture, when certificates representing such Collateral are delivered to the Indenture Trustee (together with a properly completed and signed power or endorsement), and in the case of the other Collateral described herein and the Security Documents, when financing statements and other filings in appropriate form are filed, the Indenture and each Security Document shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Obligors in such Collateral and the proceeds thereof, as security for the Secured Obligations (in the case of the Issuer) or the Obligations (as defined in the Pledge Agreement, in the case of the Guarantors), in each case prior and superior in right to any other Person.

(r) Subsidiaries. Each Subsidiary designated as an Excluded Subsidiary meets the criteria thereof as described in the Indenture. The total assets of Lagoon Court Limited and any of its Subsidiaries, on a consolidated basis, are less than $10,000.

(s) Portfolio Policy Representations. The Issuer represents and warrants to the Indenture Trustee and the Purchaser as of the Initial Issue Date or any Additional Issue Date, as applicable, with respect to each Collateral Policy, and Red Reef and Harbordale each represent and warrant to the Indenture Trustee and the Purchaser as of the Initial Issue Date or Additional Issue Date, as applicable, with respect to each Collateral Policy owned by it as follows:

(i) The contestability period and suicide period have expired.

(ii) Subject to any issue relating to insurable interest and except with respect to any interest in the death benefit associated with such Collateral Policy possessed or retained by one or more third parties upon its acquisition by an Affiliate of the Issuer where such retention was contemplated in connection with the acquisition of such policy, such Collateral Policy and the legal and beneficial interests in the death benefit are capable of being sold, transferred and conveyed to a purchaser in a manner such that the purchaser will acquire 100% of the legal and beneficial interests in such Collateral Policy, that to the knowledge of the Issuer will be free and clear of any Liens, claims or encumbrances of any nature whatsoever.

(iii) To the knowledge of the Issuer, there is no dispute, claim, action or proceeding pending or, threatened, which alleges that a person other than the Issuer has a beneficial or ownership interest in, to or under such Collateral Policy or that the Issuer does not have a valid and enforceable claim to collect the death benefits on such Collateral Policy.

(iv) Applicable Requirements of Law do not prohibit the transfer of legal or beneficial ownership of such Collateral Policy.

(v) The original owners of each Collateral Policy were: the insured, the insured’s spouse, child or children, other individuals or business relations with insurable interests in the life of the insured or an irrevocable life insurance trust, partnership, corporation or limited liability company where the beneficiaries of such trust or the beneficial owners of such entity, as applicable, were one or more of the foregoing.

(t) No Solicitation. No form of general solicitation or general advertising was used by any Obligor or its representatives in connection with the offer and sale of the Notes. No investors were solicited or otherwise approached by such Obligor or any representative of such Obligor for the purpose of offering the Notes for sale who were not institutional investors. Such Obligor has not issued or sold any Notes within the six-month period immediately preceding the date hereof or securities that could be integrated with the Notes. Neither such Obligor nor any representative on its behalf has offered or sold, nor will any of them offer or sell, any Notes in any manner that would render the issuance and sale of the Notes a violation of the Securities Act or any state securities or “Blue Sky” laws, or require registration pursuant thereto, nor has any of them authorized, nor will any authorize, any Person to act in such manner.

(u) Registration Exemption. The offer and sale of the Notes to the Purchaser in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act and it is not necessary to qualify an indenture in respect of the Notes. The Indenture is not required to be qualified under the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Agreement.

(v) No Other Sales Contracts. Such Obligor has not entered and will not enter into any contractual arrangement with respect to the distribution or sale of the Notes except for this Agreement.

(w) Third Party Beneficiary. The Obligors acknowledge and agree that the Indenture Trustee is a third-party beneficiary of this Section 3.1 and the other provisions of this Agreement related hereto (including, without limitation, Section IV).

Section 3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Issuer that as of the date hereof:

(a) Due Authorization. This Agreement has been duly authorized by the Purchaser and, on the Initial Issue Date, will have been duly executed and delivered by the Purchaser.

(b) Binding Obligation. Assuming the due authorization, execution and delivery thereof by the other parties thereto, this Agreement constitutes a valid and legally binding obligation of the Purchaser, enforceable in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) No Violation. The execution, delivery and performance of this Agreement by the Purchaser and compliance with the terms and provisions hereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under or conflict with, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Purchaser or any of its properties, (ii) any agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound or to which any of the properties of the Purchaser is subject, or (iii) the organizational documents of the Purchaser.

(d) Purchaser Letter. The Purchaser hereby delivers a letter in the form of Exhibit A hereto (a “Purchaser Letter”) to the Issuer and makes the representations and warranties set forth in the Purchaser Letter to the Issuer.

(e) Securities Act. The Purchaser represents and warranty that it is an “accredited investor”, as defined in Rule 501(a) of Regulation D under the Securities Act, that it will transfer interests in any Note only in accordance with the Indenture.

Section 3.3 Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the other Transaction Documents, the purchase or transfer by the Purchaser of any Note or portion thereof or interest therein, the payment of any Note and the termination of this Agreement, and may be relied upon by any subsequent Holder of a Note, regardless of any investigation made at any time by or on behalf of the Purchaser or any other Holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of any Obligor pursuant to this Agreement shall be deemed representations and warranties of such Obligor under this Agreement.

SECTION IV. INDEMNIFICATION

Each Obligor jointly and severally agrees to indemnify and hold harmless each of the Purchaser and its affiliates (including, without limitation, controlling persons) and each member, partner, director, officer, employee, advisor, agent, affiliate, successor, partner, representative and assign of each of the forgoing (each an “Indemnified Person”) from and against any and all actions, suits, investigation, inquiry, claims, losses, damages, liabilities, expenses or proceedings of any kind or nature whatsoever which may be incurred by or asserted against or involve any such Indemnified Person as a result of or arising out of or in any way related to or resulting from the Transaction Documents, the use of proceeds thereof or the other transactions contemplated thereby (regardless of whether any such Indemnified Person is a party thereto and regardless of whether such matter is initiated by a third party or otherwise) (any of the foregoing, a “Proceeding”), and each such Obligor jointly and severally agrees to reimburse each Indemnified Person upon demand for any legal or other out-of-pocket expenses incurred in connection with investigating, defending, preparing to defend or participating in any such Proceeding; provided, however, that no Indemnified Person will be indemnified for any such cost, expense or liability to the extent determined by a final, nonappealable judgment of a court of competent jurisdiction to have resulted solely from the gross negligence, bad faith or willful misconduct of such Indemnified Person. In the case of any Proceeding to which the indemnity in this paragraph applies, such indemnity and reimbursement obligations shall be effective, whether or not such Proceeding is brought by any of the Obligors or their respective securityholders or creditors, an Indemnified Person or any other person, or an Indemnified Person is otherwise a party thereto and whether or not any aspect of the Transaction Documents or the transactions thereunder are consummated. Notwithstanding any other provision of the Transaction Documents, (i) no Indemnified Person shall be responsible or liable for damages arising from the unauthorized use by others of information or other materials obtained through internet, electronic, telecommunications or other information transmission and (ii) no Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Obligors, or any of your or their respective securityholders or creditors arising out of, related to or in connection with the Transaction Documents or the other transactions contemplated thereby, except to the extent of direct (as opposed to special, indirect, consequential or punitive) damages determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted solely from such Indemnified Person’s gross negligence, bad faith or willful misconduct, and it is further agreed that the Purchaser shall have liability (if any) only to the Obligors (as opposed to any other Person) and that the Purchaser shall be liable solely in respect of its own commitment under the Transaction Documents on a several, and not joint, basis with any other Purchaser.

No Obligor will, without the prior written consent of the Indemnified Person, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Person from all liability arising out of such Proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability, or a failure to act by or on behalf of such Indemnified Person.

SECTION V. MISCELLANEOUS

Section 5.1 Amendments and Waivers. This Agreement may only be amended in writing by all of the parties hereto (other than as expressly set forth in Section 2.3 hereof).

Section 5.2 Board Designation.

(a) From and after the Initial Issue Date, and for as long as the Purchaser is both the Holder of at least $25 million in aggregate principal amount or market value of outstanding Indebtedness of the Issuer and maintains a voting percentage equal to or greater than 5% of the Issuer’s total shares of Capital Stock outstanding and no Purchase Failure Event occurs (collectively, the “Investment Threshold”), the Purchaser shall, subject to applicable law, have the right to designate one (1) member to the Issuer’s Board of Directors (the “Purchaser Director”); provided that such designee meets the criteria that are reasonably acceptable to the corporate governance and nominating committee (or equivalent committee or the full board, as applicable) of the Board of Directors of the Issuer. The Issuer shall use its best efforts, in accordance with its bylaws and corporate governance guidelines as then in effect, to cause the Purchaser Director to be promptly appointed to the Issuer’s Board of Directors. So long as the Purchaser maintains the Investment Threshold, if the Purchaser Director resigns or is removed from the Board of Directors, the Purchaser shall maintain the right to designate a successor Purchaser Director and the Issuer shall use its best efforts, in accordance with its bylaws and corporate governance guidelines as then in effect, to cause the Purchaser Director to be promptly appointed to the Issuer’s Board of Directors to fill such vacancy; provided that such nominee meets the criteria that are reasonably acceptable to the corporate governance and nominating committee of the Board of Directors of the Issuer. So long as the Purchaser maintains the Investment Threshold, it can recommend to the nominating committee of the Issuer’s Board of Directors one director to be voted on by shareholders at each annual meeting. Subject to any limitations imposed by applicable law, the Purchaser Director shall be entitled to the same perquisites, including stock options, reimbursement of expenses and other similar rights and shall be obligated to the same director policies, in each case, in connection with such person’s membership on the Board of Directors of the Issuer, as every other non-employee member of the Board of Directors of the Issuer.

(b) The Issuer shall have the right to block a Purchaser Director designated by the Purchaser if such designation would contravene applicable law, regulation, its bylaws or corporate governance guidelines as then in effect or if such designee holds, or is nominated to hold, a management position or board seat at a company that the Board of Directors of the Issuer reasonably determines directly competes with the Issuer. If, following the time when any person designated by the Purchaser is appointed to the Board of Directors of the Issuer, such person is appointed or elected to any such position or seat at a company that the Board of Directors of the Issuer reasonably determines directly competes with the Issuer, the Purchaser shall, so long as the Purchaser maintains the Investment Threshold, be entitled to designate a director to fill the vacancy resulting from such person’s resignation from the Board of Directors of the Issuer; provided that such designee meets the criteria that are reasonably acceptable to the corporate governance and nominating committee of the Board of Directors of the Issuer.

(c) Notwithstanding the foregoing, the rights of the Purchaser to designate the Purchaser Director shall at all times be subject to applicable rules and published guidance of The New York Stock Exchange.

Section 5.3 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail or telecopy notice, when received, addressed as follows in the case of the Issuer and the Guarantors and as set forth on Exhibit B in the case of the Purchaser, or, to such other address as may be hereafter notified to the Indenture Trustee by the respective parties hereto:

The Issuer:	Imperial Holdings, Inc.
5355 Town Center Road, Suite 701
Boca Raton, FL 33486
Attention of: Office of the General Counsel
Facsimile:

Section 5.4 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege under any of the Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any of the Transaction Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in the Transaction Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 5.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Issuer and the Purchaser, and their respective successors and assigns, provided that the Issuer may not assign its rights hereunder without prior written consent from the Purchaser.

Section 5.6 Counterparts. This Agreement may be executed by the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 5.7 Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

Section 5.8 Governing Law. THIS AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, THE RELATIONSHIP OF THE PARTIES HERETO AND THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF

THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

Section 5.9 Termination. This Agreement shall remain in full force and effect until the payment in full of the principal of and interest on the Notes and all other amounts payable to the Purchaser or the Indenture Trustee under the Transaction Documents.

Section 5.10 Limited Recourse; No Proceedings. The obligations of the Obligors under this Agreement are solely the obligations of the Obligors. No recourse shall be had for the payment of any fee or other obligation or claim arising out of or relating to this Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by the Obligors, or any officer of it in connection therewith, against any partner, member, stockholder, employee, officer, director or incorporator of the Obligors.

Section 5.11 Survival of Representations and Warranties and Indemnification. All representations and warranties made and indemnification provided hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the other Transaction Documents, the purchase or transfer by the Purchaser of any Note or portion thereof or interest therein, the payment of any Note and the termination of this Agreement and shall survive until the termination as provided under the Indenture.

Section 5.12 Submission to Jurisdiction; Waivers. EACH OBLIGOR AND THE PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(1) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK LOCATED IN NEW YORK COUNTY, AND APPELLATE COURTS FROM ANY THEREOF;

(2) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(3) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A

COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH IN SECTION 5.2 OR AT SUCH OTHER ADDRESS OF WHICH THE INDENTURE TRUSTEE SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND

(4) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 5.13 WAIVERS OF JURY TRIAL. EACH OBLIGOR AND THE PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT RELATED HERETO AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

IMPERIAL HOLDINGS, INC., as Issuer

By:	/s/ Antony Mitchell
	Name:	Antony Mitchell
	Title:	Chief Executive Officer

HARBORDALE, LLC, as Guarantor

By:	/s/ Antony Mitchell
	Name:	Antony Mitchell
	Title:	Chief Executive Officer

IMPERIAL LIFE AND ANNUITY SERVICES, LLC, as Guarantor
By:	Imperial Holdings, Inc., its sole member

By:	/s/ Antony Mitchell
	Name:	Antony Mitchell
	Title:	Chief Executive Officer

IMPERIAL PREMIUM FINANCE, LLC, as Guarantor

By:	/s/ Antony Mitchell
	Name:	Antony Mitchell
	Title:	Chief Executive Officer

RED REEF ALTERNATIVE INVESTMENTS, LLC, as Guarantor

By:	/s/ Antony Mitchell
	Name:	Antony Mitchell
	Title:	Chief Executive Officer

[Note Purchase Agreement Signature Page]

WASHINGTON SQUARE FINANCIAL, LLC, as Guarantor

By	/s/ Antony Mitchell
	Name:	Antony Mitchell
	Title:	Chief Executive Officer

IMPERIAL FINANCING & TRADING, LLC, as Guarantor

By:	/s/ Antony Mitchell
	Name:	Antony Mitchell
	Title:	Chief Executive Officer

IMPERIAL LITIGATION FUNDING, LLC, as Guarantor

By:	/s/ Antony Mitchell
	Name:	Antony Mitchell
	Title:	Chief Executive Officer

[Note Purchase Agreement Signature Page]

PURCHASER:

INDABA CAPITAL FUND, L.P.

By:	Indaba Partners, LLC
Its general partner

By:	/s/ Derek C. Schrier
	Name:	Derek C. Schrier
	Title:	Senior Managing Member, Managing Partner and Chief Investment Officer

[Note Purchase Agreement Signature Page – Indaba Capital Fund, L.P]

SCHEDULE 1

PURCHASER AND INITIAL NOTE BALANCES

Purchaser	Initial Note Balance
Indaba Capital Fund, L.P.	$25,000,000

SCHEDULE 2

ISSUER WIRE INSTRUCTIONS

The Bank of New York

ABA

GLA

TAS #

Re:

Attn:

Phone:

EXHIBIT A

FORM OF PURCHASER LETTER

[Date]

IMPERIAL HOLDINGS, INC.

5355 Town Center Road, Suite 701

Boca Raton, FL 33486

Re	Imperial Holdings, Inc. Notes

Ladies and Gentlemen:

This letter (the “Investor Letter”) is delivered by the undersigned (the “Purchaser”) pursuant to that certain Note Purchase Agreement dated as of [                    ] (as in effect, the “Note Purchase Agreement”), between Imperial Holdings, Inc. as Issuer, certain of the Issuer’s affiliates as guarantors, and the Purchaser. Capitalized terms used herein without definition shall have the meanings set forth in the Note Purchase Agreement. The Purchaser represents to and agrees with the Issuer as follows:

(a) The Purchaser is authorized to enter into the Note Purchase Agreement and to perform its obligations thereunder and to consummate the transactions contemplated thereby.

(b) The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Notes, is experienced in investing in the capital markets and is able to bear the economic risk of such investment. The Purchaser is aware that investment in the Notes involves a high degree of risk, and the Notes are, therefore, a speculative investment.

(c) The Purchaser has been afforded the opportunity to ask such questions as it deems necessary to make an investment decision, and has received all information it has requested and deemed necessary in connection with making such investment decision. The Purchaser has, independently and without reliance upon any other Purchaser, and based on such documents and information as it has deemed appropriate and adequate for such purpose, made its own appraisal of an investigation into the business, operations, property, financial and other condition, prospects and creditworthiness of the Issuer, and made its own decision to purchase its interest in the Notes (including, without limitation, having considered the income tax consequences of purchasing, owning or disposing of the Notes in light of the Purchaser’s particular situation and tax residence as well as any consequences arising under the laws of any taxing jurisdiction), and will, independently and without reliance upon any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under the Note Purchase Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition, prospects and creditworthiness of the Issuer.

(d) The Purchaser is an “accredited investor”, as defined in Rule 501, promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) or is a “qualified institutional buyer” (within the meaning of Rule 144A thereunder) and is acquiring the Notes (or an interest in the Notes) for its own account for investment purposes. The Purchaser understands that the offering and sale of the Notes (or any interest in therein) has not been and will not be registered under the Securities Act and has not and will not be registered or qualified under any applicable “Blue Sky” law, and that the offering and sale of the Notes (or any interests therein) have not been reviewed by, passed on or submitted to any federal or state agency or commission, securities exchange or other regulatory body.

(d) The Purchaser is not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each such plan, an “Employee Plan”), an entity whose underlying assets include the assets of any Employee Plan, or a governmental plan that is subject to any federal, state or local law which is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or the Purchaser’s purchase, holding and disposition of the Notes does not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental plan, any substantially similar federal, state or local law) for which an exemption is not available.

(e) The Purchaser is acquiring an interest in the Notes without a view to any distribution, resale or other transfer except as contemplated in the following sentence. The Purchaser will not resell or otherwise transfer the Notes, or any interest or participation in the Notes, except in a transaction exempt from the registration requirements of the Securities Act, and applicable state securities or “blue sky” laws. The Purchaser understands and acknowledges that no Obligor has made or will be making any representation as to the availability of Rule 144A, Regulation S or Rule 144 under the Securities Act for the reoffer, resale, pledge or transfer of the Notes.

(f) This Investor Letter has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors’ rights generally and general principles of equity.

Very truly yours,

[NAME OF PURCHASER]

By:
Name:
Title:

EXHIBIT B

PURCHASER NOTICE INFORMATION

Indaba Capital Fund, L.P.

c/o Indaba Capital Management, L.P.

Attn:

One Letterman Drive, Building D, Suite DM700

San Francisco, CA 94129

Email:

Phone: